                        1997 ANNUAL REPORT ON FORM 10-K
                                   Exhibit 21



Subsidiaries of the Registrant:

Name                                         State of Incorporation        DBA
-------------------------------------------------------------------------------
Leisure Sports Marketing                     South Carolina                None
Evans Sports, Inc.                           Missouri                      None
Vintage Editions, Inc.                       North Carolina                None
Safesport Manufacturing Company (inactive)   South Carolina                None
